UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders for Chelsea Therapeutics International, Ltd. was held on May 26, 2010.

At the meeting, our stockholders elected seven members to our board of directors for a term expiring at the annual meeting of stockholders in 2011, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Simon Pedder	22,591,787	170,832	9,609,352
Kevan Clemens	22,033,549	729,070	9,609,352
Norman Hardman	22,616,787	145,832	9,609,352
Johnson Y.N. Lau	22,611,787	150,832	9,609,352
William D. Rueckert	22,611,787	150,832	9,609,352
Roger Stoll	22,035,957	726,662	9,609,352
Michael Weiser	21,919,475	843,144	9,609,352

At the meeting, our stockholders also approved the amendment to our Certificate of Incorporation to increase the number of authorized shares of capital stock from 65,000,000 shares to 105,000,000 shares and to increase the number of authorized shares of common stock from 60,000,000 shares to 100,000,000 shares. The vote for such approval was 29,432,643 shares for, 2,939,328 shares against (including abstentions) and no broker non-votes.

At the meeting, our stockholders also approved the amendment to our 2004 Stock Plan, as amended to increase the number of shares of common stock reserved for issuance thereunder from 5,000,000 shares to 6,200,000 shares. The vote for such approval was 17,175,520 shares for, 5,587,099 shares against (including abstentions) and 9,609,352 broker non-votes.

At the meeting, our stockholders also ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The vote for such ratification was 32,319,311 shares for, 52,660 shares against (including abstentions) and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: June 1, 2010	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer